                                                                    EXHIBIT 4.2

                          FIRST SUPPLEMENTAL INDENTURE


                                    BETWEEN


                            DOMINION RESOURCES, INC.


                                      AND


                            THE CHASE MANHATTAN BANK


                          DATED AS OF DECEMBER 1, 1997


           7.83% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                              DUE DECEMBER 1, 2027

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS
     1.1  Definition of Terms................................................. 2

                                  ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED DEBENTURES
     2.1  Designation and Principal Amount.................................... 6
     2.2  Stated Maturity..................................................... 6
     2.3  Form and Payment; Minimum Transfer Restriction...................... 6
     2.4  Exchange and Registration of Transfer of Junior
          Subordinated Debentures; Restrictions on Transfers; Depositary...... 7
     2.5  Interest............................................................12

                                  ARTICLE III
               PREPAYMENT OF THE JUNIOR SUBORDINATED DEBENTURES

     3.1  Tax Event or Investment Company Event Prepayment....................13
     3.2  Optional Prepayment by Company......................................13
     3.3  Notice of Prepayment................................................14

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

     4.1  Extension of Interest Payment Period................................14
     4.2  Notice of Extension.................................................16

                                   ARTICLE V
                                   EXPENSES

     5.1  Payment of Expenses.................................................16
     5.2  Payment Upon Resignation or Removal.................................17

                                  ARTICLE VI
                     FORM OF JUNIOR SUBORDINATED DEBENTURE

     6.1  Form of Junior Subordinated Debenture...............................18

                                  ARTICLE VII
               ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES

     7.1  Original issue of Junior Subordinated Debentures....................18

                                 ARTICLE VIII
                            EXCHANGE OF SECURITIES
     8.1  Mandatory Tender in Exchange Offer................................. 18

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1  Ratification of Indenture; First Supplemental Indenture Controls... 19

     9.2  Trustee Not Responsible for Recitals............................... 19
     9.3  Governing Law...................................................... 19
     9.4  Separability....................................................... 19
     9.5  Counterparts....................................................... 19

Exhibit A - Form of Junior Subordinated Debenture
Exhibit A-1 - Form of Certificate of Transfer
Exhibit A-2 - Form of Assignment
Exhibit A-3 - Form of Schedule for Endorsements on Global Debenture to Reflect
              Changes in Principal Amount
Exhibit B - Form of IAI Letter
Exhibit C - Form of Transfer Certificate: To Regulation S Global
            Debenture
Exhibit D - Form of Transfer Certificate: To Rule 144A Global
            Debenture

                         FIRST SUPPLEMENTAL INDENTURE


     FIRST SUPPLEMENTAL INDENTURE, dated as of December 1, 1997 (the "First Supplemental Indenture"), between DOMINION RESOURCES, INC., a Virginia corporation (the "Company"), and THE CHASE MANHATTAN BANK, as trustee (the "Trustee") under the Indenture dated as of December 1, 1997 between the Company and the Trustee (the "Base Indenture" and, together with this First Supplemental Indenture, the "Indenture").

     WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debentures (the "Debentures") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two separate series of its Debentures, both to be known as its 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027 (collectively, the "Junior Subordinated Debentures"), the form and substance of such Junior Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

     WHEREAS, the Company desires that (x) the first series of Junior Subordinated Debentures (the "Private Debentures") be originally issued on December 8, 1997 pursuant to the Indenture, the Purchase Agreement (as defined below) and the Trust Agreement (as defined in Section 1.1), and (y) the second series of Junior Subordinated Debentures (the "Exchange Debentures") be issuable upon surrender of and in exchange for the Private Debentures pursuant to Section 8.1;

     WHEREAS, Dominion Resources Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the purchasers (the "Initial Purchasers") named in Schedule I to the Purchase Agreement (the "Purchase Agreement") dated December 3, 1997 among the Initial Purchasers, the Trust and the Company in a private placement $250,000,000 aggregate liquidation amount of its 7.83% Capital Securities (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from the sale of the Capital Securities, together with the proceeds of the sale by the Trust to the Company of $7,732,000 aggregate liquidation amount of its Common Securities, in $257,732,000 aggregate principal amount of the Junior Subordinated Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Debentures by the Initial Purchasers, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE I
                                  DEFINITIONS


     1.1 DEFINITION OF TERMS. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

          (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (c) all other terms used herein which are defined in the Trust Indenture Act of 1939, whether directly or by reference therein, have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

          (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

          (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) headings are for convenience of reference only and do not affect interpretation;

          (h) the term "prepayment" as used herein means "redemption" as such term is used in the Base Indenture; and

          (i) the following terms have the meanings given to them in the Trust
Agreement: (i) Additional Distributions, (ii) Administrative Trustee, (iii) Affiliate, (iv) Capital Securities Certificate, (v) Capital Securities Exchange and Registration Rights Agreement, (vi) CEDEL, (vii) Debenture Exchange and Registration Rights Agreement, (viii) Delaware Trustee, (ix) Distributions, (x) Euroclear, (xi) Exchange Act, (xii) Institutional Accredited Investor, (xiii) Minimum Transfer Legend, (xiv) 144A Global Security, (xv) PORTAL Market, (xvi) Private Placement Legend, (xvii) Property Trustee, (xviii) QIB, (xix) Registration Rights Agreements, (xx) Regulation S, (xxi) Regulation S Global Security, (xxii) Restricted Period, (xxiii) Rule 144, (xxiv) Rule 144A, (xxv) Rule 144(k), (xxvi) Securities Act, (xxvii) Transfer Restriction Termination Date, and (xxviii) Trust Security.

          "Additional Interest" has the meaning specified in Section 2.5.

          "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.00% if such prepayment date occurs on or before December 1, 1998 or (ii) 0.50% if such prepayment date occurs after December 1, 1998.

          "Capital Securities" has the meaning specified in the fourth recital to this First Supplemental Indenture.

          "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Term To Initial Optional Prepayment Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Term To Initial Optional Prepayment Date. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 1, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          "Comparable Treasury Price" means, with respect to any prepayment date, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Coupon Rate" has the meaning specified in Section 2.5(a).

          "Debentures" has the meaning specified in the first recital to this First Supplemental Indenture.

          "Definitive Debenture Certificates" means Debentures issued in definitive, fully registered form.

          "Event Prepayment Price" has the meaning specified in Section 3.1.

          "Exchange Debentures" has the meaning specified in the third recital to this First Supplemental Indenture.

          "Extension Period" has the meaning specified in Section 4.1.

          "Global Debenture" has the meaning specified in Section 2.4(a).

          "Global Private Debenture" has the meaning specified in Section
2.4(d).

          "Initial Optional Prepayment Date" has the meaning specified in
Section 3.2(a).

          "Initial Purchasers" has the meaning specified in the fourth recital to this First Supplemental Indenture.

          "Interest Payment Date" has the meaning specified in Section 2.5.

          "Junior Subordinated Debentures" has the meaning specified in the second recital to this First Supplemental Indenture and, unless the context otherwise requires, shall include any Exchange Debentures to be issued and exchanged for any Private Debentures.

          "Liquidation Amount" means the stated amount of $1,000 per Capital Security.

          "144A Global Debenture" has the meaning specified in Section 2.4(c).

          "Optional Prepayment Price" has the meaning specified in Section 3.2.

          "Private Debentures" has the meaning specified in the third recital to this First Supplemental Indenture.

          "Purchase Agreement" has the meaning specified in the fourth recital to this First Supplemental Indenture.

          "Quotation Agent" means Morgan Stanley & Co. Incorporated and its successors.

          "Record Date" has the meaning specified in Section 2.5(a).

          "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

          "Regulation S Global Debenture" has the meaning specified in Section 2.4(d).

          "Restricted Period" means the period of 40 consecutive days beginning on and including the later of (x) the day on which the offering of the Capital Securities commences or (y) the Closing Date.

          "Special Interest" has the meaning specified in Section 2.5(c).

          "Term To Initial Optional Prepayment Date" has the meaning specified in Section 3.1.

          "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Term To Initial Optional Prepayment Date (if no maturity is within three months before or after the Term To Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Term To Initial Optional Prepayment Date shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

          "Trust" has the meaning specified in the fourth recital to this First Supplemental Indenture.

          "Trust Agreement" means the Amended and Restated Trust Agreement dated as of December 8, 1997 among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.


                                  ARTICLE II
       GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED DEBENTURES


     2.1 DESIGNATION AND PRINCIPAL AMOUNT. There is hereby authorized two series of Debentures, both to be designated the "7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027," and each limited in aggregate principal amount to $257,732,000, which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Debentures pursuant to Section 2.1 of the Base Indenture and
Section 7.1(a) hereof.

     2.2 STATED MATURITY. The Stated Maturity of the Junior Subordinated Debentures is December 1, 2027, which may not be shortened or extended.

     2.3  FORM AND PAYMENT; MINIMUM TRANSFER RESTRICTION.

          (a) The Debentures shall be issued to the Property Trustee in fully registered definitive form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Principal and interest on the Junior Subordinated Debentures issued in definitive form will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the registered holder of any Junior Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Additional interest, Special Interest and Additional Tax Sums, if any) on such Junior Subordinated Debentures held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee. The Register for the Junior Subordinated Debentures shall be kept at the principal office of the Trustee and the Trustee is hereby appointed registrar for the Junior Subordinated Debentures.

          (b) The Junior Subordinated Debentures may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Debentures and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

     2.4 EXCHANGE AND REGISTRATION OF TRANSFER OF JUNIOR SUBORDINATED DEBENTURES; RESTRICTIONS ON TRANSFERS; DEPOSITARY. If distributed to holders of Capital Securities pursuant to Section 9.4 of the Trust Agreement, the Junior Subordinated Debentures will be issued to such holders in the same form as the Capital Securities that such Junior Subordinated Debentures replace in accordance with the following procedures:

          (a) So long as Junior Subordinated Debentures are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Debentures that are so eligible will be represented by one or more Junior Subordinated Debentures in global form (a "Global Debenture") registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(i) below, beneficial owners of a Global Debenture shall not be entitled to have Definitive Debenture Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Debenture Certificates and will not be registered holders of such Global Debentures; provided, however, that a Definitive Debenture Certificate shall be issued upon any transfer of a beneficial interest in a Global Private Debenture to the Company or an Affiliate of the Company and no Definitive Debenture Certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be resold, retransferred or included in any Private Global Security until such Private Debenture is freely tradeable in accordance with Rule 144(k) or exchanged for an Exchange Debenture.

          (b) The transfer and exchange of beneficial interests in Global Debentures shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Debentures.

          (c) Private Debentures that are distributed in replacement of Private Capital Securities represented by a 144A Global Security will be represented by a global Private Debenture (a "144A Global Debenture"). Transfers of beneficial interests in a 144A Global Debenture will be subject to comparable restrictions on transfer as those contained in the Private Placement Legend and the Minimum Transfer Legend.

          (d) Private Debentures that are distributed in replacement of Private Capital Securities represented by a Regulation S Global Security will be represented by a global Private Debenture (a "Regulation S Global Debenture", and together with the 144A Global Debenture, the "Global Private Debenture"). Prior to the expiration of the Restricted Period, interests in a Regulation S Global Debenture may only be held by the Depositary's participants in the name of a nominee of Euroclear and CEDEL. After the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Debenture will not be subject to any restrictions other than the restrictions contained in the Minimum Transfer Legend. After the expiration of the Restricted Period, beneficial interests in the Regulation S Global Debenture may be held by the Depositary's participants other than in the name of a nominee of Euroclear and CEDEL.

          (e) Private Debentures that are distributed in replacement of Definitive Capital Securities Certificates will be represented by Definitive Debenture Certificates and transfers will be subject to the Private Placement Legend, the Minimum Transfer Legend and the requirements of Sections 2.4(g)(i) or (g)(ii). The Private Placement legend shall be removed after the expiration of (i) with respect to the Debentures initially resold in reliance on Regulation S, the Restricted Period or (ii) with respect to the Debentures initially resold to Institutional Accredited Investors or Qualified Institutional Buyers, the holding period applicable to sales of the Debentures under Rule 144(k) under the Securities Act or, in any case, such earlier time as a transfer of such Debentures is made pursuant to an effective registration statement under the Securities Act.

          (f) Exchange Debentures that are distributed in replacement of Exchange Capital Securities will be represented by a Global Debenture or in such other form as the Trustee may direct and will bear the Minimum Transfer Legend.

          (g) Unless and until the earlier of (i) the date upon which Private Debentures are exchanged for Exchange Debentures or (ii) the Transfer Restriction Termination Date:

              (i) Definitive to Definitive Transfers. Any transfer of a Definitive Debenture Certificate shall be registered upon the Register only upon receipt by the Trustee of such Definitive Debenture Certificate accompanied by a duly completed and executed assignment in the form of Exhibit A-1 and, in the case of a transfer to an Institutional Accredited Investor, upon the receipt by the Trustee of a written certificate in the form of Exhibit B (or other certificates, legal opinions or other information as the Company may reasonably request to confirm that such transfer is exempt from the registration requirements of the Securities Act);

              (ii) Definitive into a 144A Global Debenture or a Regulation S Global Debenture. So long as Private Debentures are eligible for book-entry settlement with the Depositary or unless otherwise required by law, upon any transfer of a Definitive Debenture Certificate to a QIB in accordance with Rule 144A or to a non-U.S. Person in accordance with Regulation S, and upon receipt of the Definitive Debenture Certificate being so transferred, accompanied by (i) a duly completed and executed assignment in the form attached hereto as Exhibit A-1 and (ii)(x) in the case of a transferee taking delivery in the form of a beneficial interest in a 144A Global Debenture, a written certificate in the form of Exhibit D or

     (y) in the case of a transferee taking delivery in the form of a beneficial interest in a Regulation S Global Debenture, a written certificate in the form of Exhibit C, the Trustee, on behalf of the Trust, shall make an endorsement on any 144A Global Debenture or any Regulation S Global Debenture, as the case may be, to reflect an increase in such Global Debenture and the Trustee, on behalf of the Trust, shall cancel such Definitive Debenture Certificate;

              (iii) 144A Global Debenture into Regulation S Global Debenture. Any transfer in accordance with Rule 904 of Regulation S of a beneficial interest in a 144A Global Debenture to a transferee that takes delivery in the form of a beneficial interest in a Regulation S Global Debenture shall be reflected by an increase in a Regulation S Global Debenture and a corresponding decrease in the 144A Global Debenture only upon receipt by the Trustee of a written certificate in the form of Exhibit C (or such other certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to Rule 904); and

              (iv) Regulation S Global Debenture into 144A Global Debenture. Any transfer of a beneficial interest in a Regulation S Global Debenture to a transferee that takes delivery in the form of a beneficial interest in a 144A Global Debenture shall be reflected by an increase in the 144A Global Debenture and a corresponding decrease in the Regulation S Global Debenture and, prior to the expiration of the Restricted Period, only upon receipt by the Trustee of a written certificate in the form of Exhibit D (or such other certifications, legal opinions or other information as the Company may reasonably require).

          (h) Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary, by any national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Private Debentures to be tradeable (subject to applicable principles of federal securities law) on the PORTAL Market or as may be required for the Private Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Junior Subordinated Debentures may be listed or traded (subject to applicable principles of federal securities law), or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Junior Subordinated Debentures are subject.

          (i) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(i)), a Global Debenture may not be exchanged in whole or in part for Junior Subordinated Debentures registered, and no transfer of a Global Debenture may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Debenture, or (iii) the Company, in its sole discretion, instructs the Trustee to exchange such Global Debenture for a Junior Subordinated Debenture that is not a Global Debenture (in which case such exchange shall be effected by the Trustee).

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debentures. Initially, any Global Debentures shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

     Definitive Junior Subordinated Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.4(i) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Junior Subordinated Debentures to the person in whose names such definitive Junior Subordinated Debentures are so registered.

     So long as Junior Subordinated Debentures are represented by one or more Global Debentures, (i) the registrar for the Junior Subordinated Debentures and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Debentures as the sole holder of the Junior Subordinated Debentures evidenced by such Global Debentures and shall have no obligations to the holders of beneficial interests in such Global Debentures; and (ii) the rights of the holders of beneficial interests in such Global Debentures shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

     At such time as all interests in a Global Debenture have been redeemed, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Junior Subordinated Debentures, prepaid by the Company pursuant to Article 3 or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase.

     2.5  INTEREST.

          (a) Each Junior Subordinated Debenture will bear interest at the rate of 7.83% per annum (the "Coupon Rate") from December 8, 1997 until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate ("Additional Interest"), compounded semiannually, payable (subject to the provisions of Article 4) semiannually in arrears on the 1st day of December and June of each year (each, an "Interest Payment Date"), commencing on June 1, 1998, to the Person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The "Record Date" for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Debenture is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth day of the calendar month next preceding the applicable Interest Payment Date or, if such fifteenth day of the month is not a Business Day, then the Business Day next preceding such day. Until liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable.

          (c) If the Company does not comply with certain of its obligations under the Registration Rights Agreements, the Private Debentures shall, in accordance with Section 2(c) of the Capital Securities Exchange and Registration Rights Agreement and Section 2(c) of the Debenture Exchange and Registration Rights Agreement, bear additional interest ("Special Interest") in addition to the interest provided for in Section 2.5(a) at a rate per annum specified in such agreements.

          (d) The Company will also pay any Additional Tax Sums as additional distributions on the Junior Subordinated Debentures if the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event.


                                  ARTICLE III
                PREPAYMENT OF THE JUNIOR SUBORDINATED DEBENTURES


     3.1 TAX EVENT OR INVESTMENT COMPANY EVENT PREPAYMENT. If a Tax Event or Investment Company Event shall occur and be continuing, the Company may, at its option, prior to the Initial Optional Prepayment Date (as defined herein) notwithstanding Section 3.2(a) but subject to Section 3.2(b), prepay the Junior Subordinated Debentures in whole (but not in part) within 90 days of the occurrence of such Tax Event or Investment Company Event at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by the Quotation Agent, an amount equal to the sum of the present values of the Optional Prepayment Price (as defined below) that would be payable on the Initial Optional Prepayment Date together with the present values of scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date (such period, the "Term To Initial Optional Prepayment Date"), in each case, discounted to the prepayment date on a semi-annual basis (consisting of a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the prepayment date. The Company shall give the Trustee notice of the amount of the Event Prepayment Price promptly after the calculation thereof.

     3.2  OPTIONAL PREPAYMENT BY COMPANY.

          (a) Subject to the provisions of this Article Three, the Company shall have the right to prepay the Junior Subordinated

Debentures, in whole or in part, at any time on or after December 1, 2007 (the "Initial Optional Prepayment Date"), at the optional prepayment prices set forth below (expressed as percentages of outstanding principal amount of the Junior Subordinated Debentures to be prepaid), plus, in each case, accrued and unpaid interest thereon to the applicable date of prepayment (the "Optional Prepayment Price") if prepaid during the 12-month period beginning on December 1 of the years indicated below.

          Year                             Percentage
          ----                             ----------

          2007...........................    103.915%
          2008...........................    103.524%
          2009...........................    103.132%
          2010...........................    102.741%
          2011...........................    102.349%
          2012...........................    101.958%
          2013...........................    101.566%
          2014...........................    101.174%
          2015...........................    100.783%
          2016...........................    100.391%
          2017 and thereafter............    100.000%

     If the Junior Subordinated Debentures are only partially prepaid pursuant to this Section 3.2, the Junior Subordinated Debentures will be prepaid pro rata
                                                                        --- ----
or by lot or by any other method utilized by the Trustee. The Optional Prepayment Price shall be paid prior to 2:00 p.m., New York City time, on the date of such prepayment, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Prepayment Price by 11:00 a.m., New York City time, on the date such Optional Prepayment Price is to be paid.

          (b) Notwithstanding the first sentence of Section 3.2, in the event that a Tax Event or an Investment Company Event shall have occurred and be continuing, the Junior Subordinated Debentures thereafter will be subject to optional prepayment, in whole only, but not in part, on or after the Initial Optional Prepayment Date, at the optional prepayment prices set forth in this
Section 3.2 and otherwise in accordance with this Article III.

     3.3 NOTICE OF PREPAYMENT. Subject to Article Three of the Base Indenture, notice of any prepayment pursuant to this Article Three will be mailed at least 20 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Debentures to be prepaid at such holder's registered address. Unless the Company defaults in payment of the Event Prepayment Price, on and after the prepayment date interest shall cease to accrue on such Junior Subordinated Debentures called for prepayment.

                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD


     4.1 EXTENSION OF INTEREST PAYMENT PERIOD. So long no Event of Default under Section 6.1 of the Base Indenture has occurred and is continuing, the Company shall have the right, subject to the provisions of Section 2.10 of the Base Indenture, at any time during the term of the Junior Subordinated Debentures, from time to time to defer the payment of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), during which Extension Period the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debentures. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.1, will bear Additional Interest compounded semi-annually. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, including any Additional Interest, Special Interest and Additional Tax Sums, if applicable, to the holders of the Junior Subordinated Debentures in whose names the Junior Subordinated Debentures are registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest, Special Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

     During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Debenture or make any guarantee payments with respect to any DRI Guarantee or other guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Debenture (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any DRI Guarantee relating to the Preferred Securities issued by the DRI Trust holding the Junior Subordinated Debentures, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).

     4.2  NOTICE OF EXTENSION.

          (a) If the Property Trustee is the only registered holder of the Junior Subordinated Debentures at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of
(i) the next succeeding date on which Distributions on the Capital Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities.

          (b) If the Property Trustee is not the only holder of the Junior Subordinated Debentures at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Junior Subordinated Debentures, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Debentures.

          (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period permitted under Section 4.1.

                                   ARTICLE V
                                   EXPENSES


     5.1 PAYMENT OF EXPENSES. In connection with the offering, sale and issuance of the Junior Subordinated Debentures to the Property Trustee and in connection with the offering, sale and issuance of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Junior Subordinated Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Debentures, including commissions to the Initial Purchasers payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section
7.6 of the Base Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Capital Securities;

          (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement and the Purchase Agreement; and

          (e) pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Capital Securities or Common Securities of the Trust).

     5.2 PAYMENT UPON RESIGNATION OR REMOVAL. Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 7.6 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Trust

Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, and their respective counsel, as the case may be, all amounts owed to them under Section
8.7 of the Trust Agreement accrued to the date of such termination, removal or resignation.


                                  ARTICLE VI
                     FORM OF JUNIOR SUBORDINATED DEBENTURE

     6.1 FORM OF JUNIOR SUBORDINATED DEBENTURE. The Junior Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.


                                  ARTICLE VII
               ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES


     7.1  ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES.

          (a) Junior Subordinated Debentures in the aggregate principal amount of up to $257,732,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debentures to or upon the written order of the Company, signed by its Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, or any Vice President (whether or not designated by a number or word or words added before or after the title Vice President) and by its Treasurer, an Assistant Treasurer, the Controller, its Corporate Secretary or an Assistant Corporate Secretary, without any further corporate action by the Company as follows: (i) $257,732,000 aggregate principal amount of Private Debentures to be originally issued on the Closing Date (as defined in the Purchase Agreement) and (ii) $257,732,000 aggregate principal amount of Exchange Debentures to be issued upon surrender of and in exchange for the Private Debentures pursuant to Section 8.1.

          (b) Each Exchange Debenture shall be issued only upon surrender of and in exchange for a like aggregate principal amount of Private Debentures and any Private Debentures surrendered in exchange for Exchange Debentures shall be canceled. Accordingly, the aggregate principal amount of Private Debentures and Exchange Debentures that may be outstanding at any time shall not exceed $257,732,000.

                                 ARTICLE VIII
                            EXCHANGE OF SECURITIES


     8.1 MANDATORY TENDER IN EXCHANGE OFFER. The Junior Subordinated Debentures will not be convertible into any other securities or property of the Company. The Junior Subordinated Debentures may not be exchanged for Securities of any other series, except that if the Company effects an exchange offer pursuant to Section 2(a) of the Debenture Exchange and Registration Rights Agreement and, if pursuant to such exchange offer, the Company offers to exchange any Private Debentures for Exchange Debentures, then, to the extent permitted by law, each holder of the Private Debentures shall be obligated to tender all the Private Debentures held by such holder in exchange for a like principal amount of the Exchange Debentures in accordance with the Company's instructions.


                                  ARTICLE IX
                                 MISCELLANEOUS


     9.1 RATIFICATION OF INDENTURE; FIRST SUPPLEMENTAL INDENTURE CONTROLS. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

     9.2 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     9.3 GOVERNING LAW. This First Supplemental Indenture and each Junior Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

     9.4 SEPARABILITY. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Junior Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Junior Subordinated Debentures, but this First Supplemental Indenture and the Junior Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     9.5 COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.


                         DOMINION RESOURCES, INC.


                         By:  /s/ Edgar M. Roach, Jr.
                              ------------------------------
                              Name: Edgar M. Roach, Jr.
                              Title: Executive Vice President



                         THE CHASE MANHATTAN BANK, AS TRUSTEE


                         By:  /s/ G. McFarlane
                              -------------------------------
                              Name:  G. McFarlane
                              Title: Vice President

                                                                       EXHIBIT A


                (FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE)


     [If the Debenture is to be a Global Debenture, insert the following--THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [Prior to Transfer Restriction Termination Date, INSERT the following in Private Debentures--THE DEBENTURES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE DEBENTURES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH DEBENTURES, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE DEBENTURES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE DEBENTURES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER THE DEBENTURES EVIDENCED HEREBY EXCEPT (A) TO DOMINION

RESOURCES, INC. OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE DEBENTURES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE DEBENTURES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A TRANSFEREE TAKING DELIVERY IN THE FORM OF BENEFICIAL INTERESTS IN A GLOBAL SECURITY [If the Debenture is to be a Global Debenture, insert the following--OTHER THAN THE SECURITY ON WHICH THIS LEGEND IS ATTACHED], THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS DOMINION RESOURCES, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF (I) WITH RESPECT TO DEBENTURES INITIALLY RESOLD IN RELIANCE ON REGULATION S, THE RESTRICTED PERIOD OR (II) WITH RESPECT TO DEBENTURES INITIALLY RESOLD TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS, THE HOLDING PERIOD APPLICABLE TO SALES OF THE DEBENTURES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR, IN ANY CASE, SUCH EARLIER TIME AS A TRANSFER OF THE DEBENTURES EVIDENCED HEREBY IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "RESTRICTED PERIOD," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

     THE DEBENTURES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH DEBENTURES IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH DEBENTURES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH DEBENTURES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH DEBENTURES.

     [INSERT the following in Private Debentures -- THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS DEBENTURE, IS DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE DEBENTURE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.]



NUMBER R-1                                   [up to]/1/  $257,732,000

DOMINION RESOURCES, INC.                     7.83% JUNIOR SUBORDINATED
                                             DEFERRABLE INTEREST DEBENTURE
                                             DUE DECEMBER 1, 2027

Dated:__________________                     CUSIP NO: ___________________]


Registered Holder:


     DOMINION RESOURCES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of ___________________________ Dollars($__________))]/2/ [specified in the Schedule annexed hereto]/3/ on December 1, 2027, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this debenture (the "Debenture"), in like coin or currency, semiannually in arrears on the 1st day of June and December (each an "Interest Payment Date") commencing June 1, 1998, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Debenture, in which case from December 8, 1997, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debenture, compounded semiannually, plus (c) Special Interest, to the extent described below.

__________________

     /1/    Insert in Global Debentures.

     /2/    Insert in all Junior Subordinated Debentures other than Global
Debentures.

     /3/    Insert in Global Debentures.

Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debenture, compounded semiannually, plus (c) Special Interest, to the extent described below.

     The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Debenture is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth day of the calendar month next preceding such Interest Payment Date or, if such fifteenth day is not a Business Day, then the Business Day next preceding such day. This Debenture may be presented for payment of principal and interest at the principal corporate trust office of The Chase Manhattan Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture from time to time to defer payment of interest on this Debenture, for up to 10 consecutive semiannual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond December 1, 2027. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (together with any Additional Interest thereon to the extent permitted by applicable law, Special Interest, and Additional Tax Sums, if applicable). During any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes Common Stock and preferred stock) or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Debenture or make any guarantee payments with respect to any DRI Guarantee or other guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Debenture (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any DRI Guarantee relating to the Preferred Securities issued by the DRI Trust holding this Debenture, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, however, that no Extension Period shall exceed 10 consecutive semiannual periods or extend beyond December 1, 2027. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (together with any Additional Interest, Special Interest and Additional Tax Sums, if applicable) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. If the Property Trustee is the only registered holder of the Debentures of this series, the Company shall give written notice to the Property Trustee and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the relevant DRI Trust would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities. If the Property Trustee is not the only holder of the Debentures of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Debentures of this series and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures of this series.

     This Debenture is issued pursuant to an Indenture, dated as of December 1, 1997, between the Company, as issuer, and The Chase Manhattan Bank, a New York banking corporation, as trustee, as supplemented by a First Supplemental Indenture dated as of December 1, 1997 (as further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debentures. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

     The Debentures of this series are limited to the aggregate principal amount of Two Hundred and Fifty-Seven Million and Seven Hundred and Thirty-Two Thousand Dollars ($257,732,000).

     The Debentures evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

     The indebtedness of the Company evidenced by this Debenture, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, DOMINION RESOURCES, INC. has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, or its Chief Executive Officer, or its President, or any Vice President and by its Treasurer or an Assistant Treasurer or its Controller or its Corporate Secretary or an Assistant Corporate Secretary under the corporate seal of Dominion Resources, Inc.

                         DOMINION RESOURCES, INC.

                         By:  ___________________________________
                              Name:
                              Title:
[SEAL]


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.


                              THE CHASE MANHATTAN BANK, as Trustee


                              By:  ____________________________
                                    Authorized Officer

                              REVERSE OF DEBENTURE


     As provided in and subject to the provisions in the Indenture, the Company shall have the right redeem this Debenture, in whole or in part, at any time on or after December 1, 2007, at the Optional Prepayment Prices set forth below (expressed as percentages of the principal amount to be prepaid) plus accrued and unpaid interest thereon to the applicable date of prepayment if prepaid during the 12-month period beginning on December 1, of the years indicated below:

          Year                           Percentage
          ----                           ----------

          2007                           103.915%
          2008                           103.524%
          2009                           103.132%
          2010                           102.741%
          2011                           102.349%
          2012                           101.958%
          2013                           101.566%
          2014                           101.174%
          2015                           100.783%
          2016                           100.391%
          2017 and thereafter            100.000%

     In addition, upon the occurrence and during the continuation of a Tax Event or Investment Company Event, the Company may, at its option, at any time, prior to the Initial Optional Prepayment Date, within 90 days of the occurrence of such Tax Event or Investment Company Event, redeem this Debenture in whole (but not in part) at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount hereof or (ii) as determined by a Quotation Agent, the sum of the present values of the Optional Prepayment Price that would be payable on the Initial Optional Prepayment Date, together with the present values of scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the date of prepayment.

     In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

     If the Company does not comply with certain of its obligations under the Registration Rights Agreements (as defined in the Indenture), this Debenture shall bear additional interest ("Special Interest") at a rate per annum specified in such Agreements, in addition to the interest provided for in
Section 2.5(a) of the First Supplemental Indenture to the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures of this series upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

     The Company and, by acceptance of this Debenture or a beneficial interest in this Debenture, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

                                                                     EXHIBIT A-1


[Prior to Transfer Restriction Termination Date, INSERT the following in Private Debentures in Definitive form --]


                        FORM OF CERTIFICATE OF TRANSFER


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


Please insert Social Security or other taxpayer identification number of transferee:

_________________________________________________________________
_________________________________________________________________
(Name and Address of Transferee, including Zip Code, must be printed or typewritten)

_________________________________________________________________
the within Junior Subordinated Deferrable Interest Debenture (the "Debenture") and hereby irrevocably constitutes and appoints _________________________ attorney to transfer said Debenture on the Register of the Debentures, with full power of substitution in the premises.

In connection with any transfer of the within Debenture occurring prior to such date as restrictions on the transfer of such security imposed by the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder shall be terminated in accordance with the Indenture, the undersigned confirms that such Debenture is being transferred:

     [___]     To Dominion Resources, Inc. or a subsidiary thereof; or

     [___] Pursuant to an effective registration statement under the Securities Act; or

     [___] Pursuant to and in compliance with Rule 144A under the Securities Act; or

     [___] Pursuant to and in compliance with Regulation S under the Securities Act; or

                                     A-1-1

     [___] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act; or

     [___]     Pursuant to and in compliance with Rule 144 under the Securities
               Act:

and unless the box below is checked, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of Dominion Resources, Inc., as defined in Rule 144 under the Securities Act (an "Affiliate"):

     [___]     The transferee is an Affiliate of Dominion Resources, Inc.

Date:     ____________ , _____

          ___________________________________

          ___________________________________

          Signature(s)

         Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Junior Subordinated Deferrable Interest Debenture in every particular, without alteration or enlargement or any change whatever.

                                     A-1-2

                                                                     EXHIBIT A-2

[Following Transfer Restriction Termination Date, INSERT the following --]


                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

Please insert Social Security or other
identifying number of assignee:

_________________________

_________________________________________________________________
               (Name and Address of Assignee, including Zip Code,
                        must be printed or typewritten)


_________________________________________________________________
the within Junior Subordinated Deferrable Interest Debenture (the "Debenture"), and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ Attorney to transfer said Debenture on the Register of the Debentures, with full power of substitution in the premises.


Date:____________________


                                    ______________________________

                                    ______________________________
                                    Signature(s)

                         Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange. NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Junior Subordinated Deferrable Interest Debenture in every particular, without alteration or enlargement or any change whatever.

                                     A-2-1

                                                                     EXHIBIT A-3

[For Global Debentures, INSERT the following --]


             [FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL DEBENTURE
                    TO REFLECT CHANGES IN PRINCIPAL AMOUNT]


The initial principal amount evidenced by this Global Debenture is $__________.


                Changes to Principal Amount of Global Debenture

--------------------------------------------------------------------------------
          Principal Amount by
          which this Global
          Debenture is to be
          Reduced or Increased,     Remaining Principal
          and Reason for            Amount of this           Notation
Date      Reduction or Increase     Global Debenture         Made by
----      ---------------------     ----------------         -------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     A-3-1

                                                                       EXHIBIT B

                       FORM OF LETTER TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS



The Chase Manhattan Bank, 450 W. 33rd Street, New York, New York 10001,
Attention: Corporate Trust Office

Dear Sirs and Mesdames:

     We understand that the 7.83% Junior Subordinated Deferrable Interest Debentures (the "Debentures") of Dominion Resources, Inc. ("Dominion Resources") are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that the Debentures have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Debentures, that if, prior to the expiration of the holding period applicable to sales of any Debenture under Rule 144(k) under the Securities Act, we decide to offer, resell or otherwise transfer such Debenture, such Debenture may be offered, resold or otherwise transferred only (i) to Dominion Resources or a subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in compliance with Rule 144A, (iv) to an Institutional Accredited Investor (as defined below) that, prior to such transfer, furnishes to The Chase Manhattan Bank, as trustee, a signed letter in the form hereof and such other opinions and certifications that the Property Trustee may request, (v) outside the United States in compliance with Rule 904 under the Securities Act or (vi) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) and (vii) in each case, in accordance with any applicable securities laws of the States of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Debentures. We further agree to provide any person purchasing any of the Debentures from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that any Debentures will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

     We confirm that:

     (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) and (3) under the Securities Act (an "Institutional Accredited Investor");

     (ii) (A) any acquisition of Debentures by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Debentures as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

     (iii) in the event that we acquire any Debentures, we will acquire Debentures having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

     (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Debentures;

     (v) we are not acquiring Debentures with a view to resale or distribution thereof or with any present intention of offering or selling Debentures, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

     (vi) we have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of Dominion Resources and receive answers thereto, as we deem necessary in connection with our decision to acquire Debentures.

     We acknowledge that Dominion Resources, you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        (Name of Transferee)



By:  ____________________________________
Name:
Title:
Address:

                                                                       EXHIBIT C

                   FORM OF TRANSFER CERTIFICATE--144A GLOBAL
          DEBENTURE OR IAI DEFINITIVE TO REGULATION S GLOBAL DEBENTURE



The Chase Manhattan Bank, 450 W. 33rd Street, New York, New York 10001,
Attention: Corporate Trust Office

     Re: Dominion Resources, Inc. (the "Company") 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027 (the "Debentures")

     Reference is hereby made to the Indenture (the "Base Indenture") dated as of December 1, 1997 between the Company and The Chase Manhattan Bank, as Trustee (as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") dated December 1, 1997, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to _________________ Private Debentures which are evidenced by a (i) 144A Global Debenture (CUSIP No. ________) and held indirectly with the Depositary or (ii) a Definitive Debenture held directly, in either case, in the name of _______________ [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Private Debentures to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that the Transferor's interest in the Private Debentures is being transferred in accordance with the transfer restrictions set forth in the Indenture and in the Private Debenture.

     The offer of the Private Debentures was not made to a person in the United States;

     (A)  either:

          (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

          (ii) the transaction was executed in, or through the facilities of a designated offshore securities market and neither the

Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

     (B) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S, as applicable;

     (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (D) we have advised the transferee of the transfer restrictions applicable to the Private Debentures.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:

[Insert Name of Transferor]



By:  ________________________________
Name:
Title:

     (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                                                       EXHIBIT D


                         FORM OF TRANSFER CERTIFICATE--
                REGULATION S GLOBAL DEBENTURE OR IAI DEFINITIVE
                            TO 144A GLOBAL DEBENTURE


The Chase Manhattan Bank, 450 W. 33rd Street, New York, New York, 10001,
Attention: Corporate Trust Office

     Re: Dominion Resources, Inc. (the "Company") 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027 (the "Debentures")

     Reference is hereby made to the Indenture (the "Base Indenture") dated as of December 1, 1997 between the Company and The Chase Manhattan Bank, as Trustee (as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") dated as of December 1, 1997, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to _________________ Private Debentures which are evidenced by (i) a Regulation S Global Debenture (CUSIP No. _________) and held indirectly with the Depositary or (ii) a Definitive Debenture held directly, in either case, in the name of _________________ [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Private Debentures to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that (i) the Transferor's interest in the Private Debentures is being transferred in accordance with the transfer restrictions set forth in the Indenture and in the Private Debenture; and (ii) the transferee is a person who the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:

         [Insert Name of Transferor]



By:  ______________________________
Name:
Title:

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                      D-2